Exhibit 99.1

Protective Life Corporation
Post Office Box 2606
Birmingham, AL 35202
205-268-1000

FOR IMMEDIATE RELEASE

Protective Announces Application for

Bank Holding Company Status

BIRMINGHAM, ALABAMA (November 18, 2008) Protective Life Corporation (“Protective”) (NYSE: PL) announces that it has filed a bank holding company application with the U.S. Federal Reserve Board of Governors and that it has filed an application for the U.S. Treasury Department’s Capital Purchase Program (CPP) under the Troubled Asset Relief Program (TARP).  Both of these applications are subject to regulatory approval.  In connection with these applications, Protective announces that it has entered into a letter of intent to acquire Bonifay Holding Company, Inc., and its subsidiary, The Bank of Bonifay, of Bonifay, Florida.  The acquisition is subject to various conditions, including negotiation of a definitive agreement and approval of Protective’s participation in the CPP.

FORWARD-LOOKING STATEMENTS

This release includes “forward-looking statements,” which express our plans, intentions, objectives, or expectations of future events and/or results. All statements based on future expectations rather than on historical facts are forward-looking statements that involve a number of risks and uncertainties, and the Company cannot give assurance that such statements will prove to be correct. Factors that could affect the Company’s expectations include whether the Company will receive needed regulatory approvals, whether it will be able to negotiate definitive agreements, and whether it will be able to execute such agreements in order to accomplish its plans.  Please refer to Exhibit 99 of the Company’s most recent Form 10-K/ 10-Q for more information about these and other factors that could affect future results.

CONTACTS:

Rich Bielen

Vice Chairman and Chief Financial Officer

(205) 268-3617

Eva Robertson

Vice President, Investor Relations

(205) 268-3912